UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 15, 2007

NALCO HOLDINGS LLC

Delaware	333-115560-15	73-1683500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL

60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On February 15, 2007, the Compensation Committee of Nalco Holding Company, parent of Nalco Holdings LLC, approved the grant of 2,707 restricted stock units ("RSUs") under the 2004 Stock Incentive Plan to each of the non-management directors.  The terms and conditions for such restricted stock units will be reflected in agreements to be executed by the non-management directors.  The form of such agreement is attached as an exhibit.

Item 5.02

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At that same meeting the Compensation Committee also granted the Company’s named executive officers cash bonuses and base salary increases.

The Committee increased William J. Roe’s base salary to $446,842, Bradley J. Bell’s base salary to $452,067 and John L. Gigerich’s base salary to $447,051, effective April 1, 2007.

The Committee approved cash bonuses to William H. Joyce of $1,166,000, to William J. Roe of $490,840, to Bradley J. Bell of $462,634, to John L. Gigerich of $207,205 and to Daniel M. Harker of  $155,000, payable February 28, 2007.

In addition, John L. Gigerich received a stock option for 15,336 shares of Nalco Holding Company stock at the February 15, 2007 closing price of $24.01 per share.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)

2007 Restricted Stock Agreement form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary

Date: February 20, 2007